UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                         FRONTIER FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Washington                                     91-1223535
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            332 S.W. Everett Mall Way
                            Everett, Washington 98203
          (Address of Principal Executive Offices, including Zip Code)

            FRONTIER FINANCIAL CORPORATION 2006 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                Carol E. Wheeler
                             Chief Financial Officer
                         Frontier Financial Corporation
                            332 S.W. Everett Mall Way
                                  P.O. Box 2215
                            Everett, Washington 98203
                              (425) 514-0700 (Name
                            and Address of Agent for
                                    Service)
                             ----------------------
                                    Copy to:
                               Marcus J. Williams
                            Davis Wright Tremaine LLP
                               2600 Century Square
                               1501 Fourth Avenue
                            Seattle, Washington 98101
                                 (206) 622-3150

                                    CALCULATION OF REGISTRATION FEE
==================== =============== =================== ==================== ===================

Title of Securities   Amount to be   Proposed Maximum     Proposed Maximum         Amount of
  to be Registered    Registered(1)  Offering Price Per   Aggregate Offering    Registration Fee
                                          Share(2)              Price
-------------------- --------------- ------------------- -------------------- -------------------
Common Stock, Stock
Options, Stock            3,500,000              $37.13         $129,955,000             $13,905
Appreciation Rights
==================== =============== =================== ==================== ===================

(1) Represents an estimate of the maximum number of shares that may be acquired in open market purchases under the Frontier Financial Corporation 2006 Stock Incentive (the "Plan").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, the price per share was determined by calculating the average of the high and low prices of the Common Stock as reported in the Nasdaq Stock Market on August 2, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Frontier Financial Corporation, a Washington corporation (the "Registrant") are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the period ended March 31, 2006, filed with the Commission on May 9, 2006;

     (c) The Registrant's Current Reports on Form 8-K filed with the Commission on January 24, 2006, February 2, 2006, April 20, 2006 and July 24, 2006;

     (d) The description of the Common Stock set forth in the Registrant's Registration Statement on Form 8-A (File No. 000-15540) originally filed with the Commission on March 31, 1987, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interest of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The registrant's bylaws as currently in effect provide for indemnification of the registrant's directors, officers, employees and agents to the fullest extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

         The registrant's bylaws as currently in effect contain provisions implementing such limitations on a director's liability to the registrant and its shareholders. The registrant maintains insurance for the protection of its directors, officers, employees and agents against any liability asserted against them in their official capacities.

         The rights of indemnification described above are or may be deemed to be a contractual right between the registrant and its officers and directors, and are not necessarily exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any statute, articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         Certain limitations on indemnification of directors and officers arise under the regulations promulgated under the Federal Deposit Insurance Company Act, as amended.

Item 7. Exemption from Registration Claimed.

         Not Applicable

Item 8. Exhibits.

         The following Exhibits are filed as a part of this Registration
Statement:

Exhibit
Number          Description

3.1 Articles of incorporation of registrant are incorporated herein by reference to the registrant's definitive proxy statement on
                Schedule 14A filed on March 20, 1998 (File No. 000-15540)

3.2 Bylaws of registrant are incorporated herein by reference to the registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003

4.1             Frontier Financial Corporation 2006 Stock Incentive Plan

5.1             Opinion of Davis Wright Tremaine LLP

15.1 Letter regarding unaudited interim financial information (included in Exhibit 23.2)

23.1            Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

23.2            Consent of Moss Adams LLP

24.1            Power of Attorney (see signature page)

Item 9. Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

     (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on the 3rd day of August, 2006.

                                     Frontier Financial Corporation,
                                     a Washington corporation


                                     By:   /s/      John J. Dickson
                                           -------------------------------------
                                           John J. Dickson
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Frontier Financial Corporation, hereby severally and individually constitute and appoint JOHN J. DICKSON and CAROL E. WHEELER, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   /s/ John J. Dickson Director, President and Chief Executive Officer    August 3, 2006
   -------------------------------------------------------------------    --------------
   Principal Executive Officer

   /s/ Carol E. Wheeler, Chief Financial Officer                          August 3, 2006
   ---------------------------------------------                          --------------
   Principal Financial and Accounting Officer

   /s/ George E. Barber                  Director                         August 3, 2006
   --------------------                                                   --------------
   George E. Barber

   /s/ Michael J. Clementz               Director                         August 3, 2006
   -----------------------                                                --------------
   Michael J. Clementz

   /s/ Lucy DeYoung                      Director                         August 3, 2006
   ----------------                                                       --------------
   Lucy DeYoung

   /s/ David M. Cuthill                  Director                         August 3, 2006
   --------------------                                                   --------------
   David M. Cuthill

   /s/ John J. Dickson                   Director                         August 3, 2006
   -------------------                                                    --------------
   Robert J. Dickson

   /s/ Robert J. Dickson                 Chairman of the Board            August 3, 2006
   ---------------------                                                  --------------
   Robert J. Dickson

   /s/ Patrick M. Fahey                  Director                         August 3, 2006
   --------------------                                                   --------------
   Patrick M. Fahey

   /s/ Edward H. Hansen                  Director                         August 3, 2006
   --------------------                                                   --------------
   Edward H. Hansen

   /s/ William H. Lucas                  Director                         August 3, 2006
   --------------------                                                   --------------
   William H. Lucas

   /s/ William J. Robinson               Director                         August 3, 2006
   -----------------------                                                --------------
   William J. Robinson

   /s/ James H. Mulligan                 Director                         August 3, 2006
   ---------------------                                                  --------------
   James H. Mulligan

   /s/ Edward C. Rubatino                Director                         August 3, 2006
   ----------------------                                                 --------------
   Edward C. Rubatino

   /s/ Darrell J. Storkson               Director                         August 3, 2006
   -----------------------                                                --------------
   Darrell J. Storkson

   /s/ Mark O. Zenger                    Director                         August 3, 2006
   ------------------                                                     --------------
   Mark O. Zenger

         INDEX TO EXHIBITS

3.1 Articles of incorporation of registrant are incorporated herein by reference to the registrant's definitive proxy statement on Schedule 14A filed on March 20, 1998 (File No. 000-15540)

3.2 Bylaws of registrant are incorporated herein by reference to the registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003

4.1      Frontier Financial Corporation 2006 Stock Incentive Plan*

5.1      Opinion of Davis Wright Tremaine LLP*

23.1     Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)*

23.2     Consent of Moss Adams LLP*

24.1     Power of Attorney (see signature page)

* Filed Herewith